EXHIBIT 99.5

                       [LETTERHEAD OF UBS SECURITIES LLC]

The Board of Directors
Jazz Technologies, Inc.
4321 Jamboree Road
Newport Beach, California 92660

Dear Members of the Board:

We hereby consent to the inclusion of our opinion letter, dated May 17, 2008, to the Board of Directors of Jazz Technologies, Inc. ("Jazz") as Annex 2 to, and to the reference thereto under the captions "SUMMARY - Opinion of Jazz's Financial Advisor" and "THE MERGER - Opinion of Jazz's Financial Advisor" in, the proxy statement/prospectus of Tower Semiconductor Ltd. ("Tower") relating to the proposed merger involving Jazz and Tower (the "Proxy Statement/Prospectus"), which Proxy Statement/Prospectus is a part of the Registration Statement on Form F-4 of Tower. By giving such consent, we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "expert" as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                                       /s/ UBS Securities LLC
                                                       -------------------------
                                                       UBS SECURITIES LLC


June 25, 2008